UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2006

Neose Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27718	13-3549286
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

102 Witmer Road, Horsham, Pennsylvania		19044
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-315-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Neose Technologies, Inc. (the "Company") entered into a Bioprocessing Services Agreement (the "BSA") with Diosynth RTP Inc. ("Diosynth") executed December 8, 2006. The BSA will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2006, with portions omitted and filed separately with the Secretary of the Securities and Exchange Commission ("SEC") pursuant to a request for confidential treatment.

The BSA provides the terms and conditions under which Diosynth will produce bulk GlycoPEG™-EPO ("NE-180"), the Company’s long acting version of erythropoietin produced in insect cells, for use by the Company in future clinical trials.

The Company does not have any material relationship with Diosynth except for the BSA.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Current Report on Form 8-K regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties, including the risk that Diosynth will not be able to produce any NE-180 that may be used by the Company or that clinical trials of NE-180 will not proceed. For a discussion of these risks and uncertainties, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statement, see the section entitled “Factors Affecting the Company’s Prospects” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and discussions of potential risks and uncertainties in the Company’s subsequent filings with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neose Technologies, Inc.

December 11, 2006	By:	Debra J. Poul

Name: Debra J. Poul
Title: Sr. Vice President, General Counsel and Secretary